UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2020

resTORbio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38359	81-3305277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, 13th Floor Boston, MA		02116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (857) 315-5528

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TORC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.

Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 28, 2020, resTORbio, Inc., a Delaware corporation (“resTORbio”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) among resTORbio, Adicet Bio, Inc., a Delaware corporation (“Adicet”), and Project Oasis Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of resTORbio (“Merger Sub”), pursuant to which, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Adicet will be merged with and into Merger Sub (the “Merger”) at the effective time of the Merger (the “Effective Time”), with Adicet continuing after the Merger as the surviving company and a wholly-owned subsidiary of resTORbio. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

At the Effective Time, each outstanding share of Adicet capital stock will be converted into the right to receive shares of resTORbio common stock, par value $0.0001 (the “resTORbio Common Stock”), as set forth in the Merger Agreement. Under the exchange ratio formula in the Merger Agreement, immediately following the Effective Time, the former Adicet securityholders are expected to own approximately 75% of the outstanding shares of resTORbio Common Stock on a fully-diluted basis and securityholders of resTORbio as of immediately prior to the Effective Time are expected to own approximately 25% of the outstanding shares of resTORbio Common Stock on a fully-diluted basis (in each case excluding equity incentives available for grant). In addition, as more fully described below, each holder of resTORbio Common Stock as of immediately prior to the Effective Time shall be entitled to one contractual contingent value right issued by resTORbio, subject to and in accordance with the terms and conditions of the CVR Agreement (as defined below), for each share of resTORbio Common Stock held by such holder. In connection with the Merger, resTORbio will assume certain outstanding Adicet options and warrants, subject to appropriate adjustment of the number and type of underlying shares and exercise price based on the exchange ratio formula in the Merger Agreement.

The Merger Agreement contains a customary “no-shop” provision under which neither resTORbio nor Adicet is permitted to (i) solicit any alternative acquisition proposals, (ii) furnish any non-public information to any person in connection with or in response to any alternative acquisition proposal, (iii) engage in any negotiations or discussions with any person with respect to any alternative acquisition proposal, (iv) approve, endorse or recommend any alternative acquisition proposal, (v) enter into any agreement relating to any alternative acquisition proposal, (vi) take any action that could reasonably be expected to lead to an alternative acquisition proposal, or (vii) publicly propose to do any of the foregoing. The “no-shop” provision is subject to certain exceptions that permit the board of directors of resTORbio, Inc. (the “resTORbio Board”), or the board of directors of Adicet, to comply with its respective fiduciary duties, which, under certain circumstances, would enable resTORbio or Adicet, as applicable, to provide information to, and enter into discussions or negotiations with, third parties in response to any alternative acquisition proposals.

The Merger Agreement contains customary representations, warranties and covenants made by Adicet and resTORbio, including covenants relating to obtaining the requisite approvals of the stockholders of Adicet and resTORbio, indemnification of directors and officers, and Adicet’s and resTORbio’s conduct of their respective businesses between the date of signing the Merger Agreement and the Effective Time.

The Merger Agreement provides each of resTORbio and Adicet with specified termination rights, and further provides that, upon termination of the Merger Agreement under specified circumstances, either party may be required to pay the other party a termination fee of $6,100,000. In addition, in connection with certain terminations of the Merger Agreement, either party may be required to pay the other party’s out-of-pocket fees and expenses up to $1,000,000.

The Merger Agreement provides that, immediately following the Effective Time, the board of directors of the combined company will consist of seven directors, comprised of five directors designated by Adicet, one director designated by resTORbio and the Chief Executive Officer of resTORbio (until each of their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal). In connection with the Merger, resTORbio will seek to amend its certificate of incorporation to: (i) effect a reverse split of resTORbio Common Stock at a ratio to be determined by resTORbio and Adicet and (ii) change the name of resTORbio to “Adicet Bio, Inc.”.

The resTORbio Board has approved the Merger Agreement and the related transactions, and has adopted resolutions recommending that the requisite stockholders of resTORbio approve the issuance of shares of resTORbio Common Stock pursuant to the Merger and approve the related amendments to resTORbio’s certificate of incorporation (the “resTORbio Stockholder Matters”). resTORbio has agreed to hold a stockholders’ meeting to submit the resTORbio Stockholder Matters to its stockholders for their consideration. In connection with the Merger, resTORbio intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”), which will include a proxy statement/prospectus with respect to the resTORbio Stockholder Matters (the “Form S-4”).

resTORbio’s and Adicet’s obligations to consummate the Merger are subject to the satisfaction or waiver of customary closing conditions, including, among others, obtaining the requisite approval of the resTORbio Stockholder Matters by the stockholders of resTORbio, the effectiveness of the Form S-4, and the requisite approval of the stockholders of Adicet (which such approval shall be obtained within five business days after the effectiveness of the Form S-4).

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about resTORbio or Adicet. The Merger Agreement contains representations, warranties and covenants that resTORbio and Adicet made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between resTORbio and Adicet and may be subject to important qualifications and limitations agreed to by resTORbio and Adicet in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or security holders, or may have been used for the purpose of allocating risk between resTORbio and Adicet rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in resTORbio’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

resTORbio Stockholder Support Agreements

In connection with the execution of the Merger Agreement, resTORbio and Adicet entered into stockholder support agreements (the “resTORbio Stockholder Support Agreements”) with resTORbio’s current directors and certain officers and resTORbio’s largest stockholder, which collectively own an aggregate of approximately 24% of outstanding resTORbio Common Stock. The resTORbio Stockholder Support Agreements provide that, among other things, each of the stockholders has agreed to vote or cause to be voted all of the shares of resTORbio Common Stock owned by such stockholder in favor of the resTORbio Stockholder Matters at the resTORbio stockholders’ meeting to be held in connection with the Merger.

The foregoing description of the resTORbio Stockholder Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the resTORbio Stockholder Support Agreement, which is provided as Exhibit A to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Adicet Stockholder Support Agreements

In connection with the execution of the Merger Agreement, resTORbio and Adicet also entered into stockholder support agreements (the “Adicet Stockholder Support Agreements”) with certain of Adicet’s current directors and officers and certain stockholders, which collectively own an aggregate of approximately 96% of Adicet’s outstanding capital stock. The Adicet Stockholder Support Agreements provide that, among other things, each of the stockholders has agreed to vote or cause to be voted all of the shares of Adicet’s capital stock owned by such stockholder in favor of the stockholder proposals submitted at the Adicet stockholders’ meeting to be held in connection with the Merger.

The foregoing description of the Adicet Stockholder Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Adicet Stockholder Support Agreement, which is provided as Exhibit B to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Lockup Agreements

Concurrently and in connection with the execution of the Merger Agreement, certain of Adicet’s current directors and officers and certain stockholders of Adicet, which collectively own an aggregate of approximately 94% of Adicet’s outstanding capital stock, and resTORbio’s current directors, certain officers of resTORbio and resTORbio’s largest stockholder, which collectively own an aggregate of approximately 24% of outstanding resTORbio Common Stock, entered into lock-up agreements with resTORbio and Adicet, pursuant to which each stockholder will be subject to a 180 day lockup on the sale or transfer of shares of resTORbio Common Stock held by each such stockholder at the closing of the Merger, including those shares received by Adicet stockholders in the Merger (the “Lockup Agreements”).

The foregoing description of the Lockup Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Lockup Agreement, which is provided as Exhibit C to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Funding Agreement

Concurrently with the execution of the Merger Agreement, Adicet and resTORbio entered into a funding agreement (the “Funding Agreement”) with certain investors of Adicet (the “Investors”), pursuant to which the Investors committed to fund up to an aggregate of $15,000,000 (the “Funding Amount”) into an escrow account, which will be used to subscribe for shares of resTORbio Common Stock in a concurrent private placement in connection with a private placement or public offering of resTORbio Common Stock for aggregate gross proceeds (including the Funding Amount) to resTORbio of at least $30,000,000 (a “Qualified Financing”), on the same economic conditions (including the price per share paid by other investors in the Qualified Financing) and similar other terms and conditions as set forth in the Qualified Financing. If resTORbio fails to consummate a Qualified Financing within twelve months of the closing of the Merger or certain other events occur, the Funding Amount will be distributed back to the Investors.

The foregoing description of the Funding Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the Funding Agreement, which is provided as Exhibit D to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Contingent Value Rights Agreement

The Merger Agreement contemplates that, at or prior to the Effective Time, resTORbio, the Holders’ Representative (as defined therein) and the Rights Agent (as defined therein) will execute and deliver a contingent value rights agreement (the “CVR Agreement”), pursuant to which each holder of resTORbio Common Stock as of immediately prior to the Effective Time shall be entitled to one contractual contingent value right issued by resTORbio, subject to and in accordance with the terms and conditions of the CVR Agreement, for each share of resTORbio Common Stock held by such holder. Each contingent value right shall entitle the holder thereof to receive net proceeds of the commercialization, if any, received from a third party commercial partner of RTB101, resTORbio’s small molecule product candidate that is a potent inhibitor of target of rapamycin complex 1 (TORC1), for a COVID-19 related indication, with clinical data expected by Q1 2021. The contingent value rights are not transferable, except in certain limited circumstances as will be provided in the CVR Agreement, will not be certificated or evidenced by any instrument and will not be registered with the SEC or listed for trading on any exchange.

The foregoing description of the CVR Agreement does not purport to be complete and qualified in its entirety by reference to the form of the resTORbio CVR Agreement, which is provided as Exhibit E to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 29, 2020, resTORbio and Adicet issued a joint press release announcing, among other things, the execution of the Merger Agreement and resTORbio and Adicet made available a presentation to be used with investors to discuss the proposed Merger. Copies of each of the press release and the presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and each are incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 and in the presentation attached as Exhibit 99.2 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of resTORbio under the Securities Act of 1933, as amended.

Important Additional Information About the Proposed Merger and Where to Find It

This Current Report on Form 8-K relates to the proposed Merger involving resTORbio and Adicet and may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed Merger, resTORbio will file relevant materials with the SEC, including the Form S-4 that will contain a proxy statement (the “Proxy Statement”) and prospectus. This Current Report on Form 8-K is not a substitute for the Form S-4, the Proxy Statement or for any other document that resTORbio may file with the SEC and or send to resTORbio’s stockholders in connection with the proposed Merger. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF RESTORBIO ARE URGED TO READ THE FORM S-4, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RESTORBIO, THE PROPOSED MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Form S-4, the Proxy Statement and other documents filed by resTORbio with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by resTORbio with the SEC will also be available free of charge on resTORbio’s website at www.restorbio.com, or by contacting resTORbio’s Investor Relations at 212-362-1200.

Participants in the Solicitation

resTORbio, Adicet and their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies from resTORbio’s stockholders with respect to the proposed Merger under the rules of the SEC. Information about the directors and executive officers of resTORbio is set forth in its Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on March 12, 2020, its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on March 27, 2020 and in subsequent documents filed with the SEC. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Form S-4, the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described above.

No Offer or Solicitation

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities nor a solicitation of any vote or approval with respect to the proposed Merger or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

resTORbio Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: the expected structure, timing and completion of the proposed Merger, future product development plans and projected timelines for the initiation and completion of preclinical and clinical trials; the potential for the results of ongoing preclinical or clinical trials and the efficacy of either party’s drug candidates; the potential market opportunities and value of drug candidates; future product development and regulatory strategies, including with respect to specific indications; the combined company’s future financial performance, results of operations or sufficiency of capital resources to fund operating requirements; future Nasdaq listing; expectations regarding the combined company’s focus, operations, resources and development plan; expectations regarding synergies resulting from the proposed Merger; the executive and board structure of the combined company; expectations of the potential impact of COVID-19 on strategy, future operations, and the timing of clinical trials and timing related to Adicet’s future clinical trials; and the potential payment of proceeds pursuant to the CVR Agreement. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” and other similar words or expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. There can be no assurance that the parties will be able to complete the proposed Merger on the anticipated terms, or at all.

Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to: (i) risks associated with resTORbio’s ability to obtain the stockholder approval required to consummate the proposed Merger and the timing of the closing of the proposed Merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed Merger will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement; (iii) unanticipated difficulties or expenditures relating to the proposed Merger, the response of business partners and competitors to the announcement of the proposed Merger, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed Merger; (iv) the length of time necessary to consummate the proposed Merger may be longer than anticipated; (v) resTORbio’s continued listing on the Nasdaq Global Market until closing of the proposed Merger; (vi) the combined company’s listing on the Nasdaq Global Market after closing of the proposed Merger; (vii) the adequacy of the combined company’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; (viii) the nature, strategy and focus of the combined company; (ix) the difficulty in predicting the time and cost of development of resTORbio’s product candidates; (x) the executive management and board structure of the combined company; (xi) the risk that any potential payment of proceeds pursuant to the CVR Agreement may not be distributed at all or result in any value to resTORbio’s stockholders; (xii) Adicet’s plans to develop and commercialize its product candidates, including ADI-001; (xiii) the timing of initiation of Adicet’s planned clinical trials; (xiv) the timing of the availability of data from Adicet’s clinical trials; (xv) the timing of any planned investigational new drug application or new drug application; (xvi) Adicet’s plans to research, develop and commercialize its current and future product candidates; (xvii) Adicet’s ability to enter into new collaborations, and to fulfill its obligations under any such collaboration agreements; (xviii) the clinical utility, potential benefits and market acceptance of Adicet’s product candidates; (xix) Adicet’s commercialization, marketing and manufacturing capabilities and strategy; (xx) Adicet’s ability to identify additional products or product candidates with significant commercial potential; (xxi) developments and projections relating to Adicet’s competitors and its industry; (xxii) the impact of government laws and regulations; (xxiii) Adicet’s ability to protect its intellectual property position; (xxiv) Adicet’s estimates regarding future revenue, expenses, capital requirements and need for additional financing following the proposed Merger; and (xxv) those risks detailed in resTORbio’s most recent Annual Report on Form 10-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither we, nor our affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated April 28, 2020, by and among resTORbio, Inc., Adicet Bio, Inc. and Project Oasis Merger Sub, Inc. (1)

99.1	Joint Press Release of resTORbio, Inc. and Adicet Bio, Inc., dated April 29, 2020

99.2	Presentation for investor conference call held by resTORbio, Inc. and Adicet Bio, Inc. on April 29, 2020

(1)

Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. resTORbio agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that resTORbio may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished. Certain portions of this exhibit (indicated by “[***]”) have been omitted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2020	resTORbio, Inc.

	By:	/s/ Chen Schor
Chen Schor
President and Chief Executive Officer